Exhibit 99.1


         FinancialContent Enters Into Agreement to Acquire Private Wire

   FinancialContent and CNET Networks Formalize Long-Term Strategic Alliance

SOUTH SAN FRANCISCO, CA - (Market Wire) Jul. 30, 2003

FinancialContent, Inc. (OTCBB:FCON), a leading content solution provider specializing in the delivery and integration of financial data and tools, today announced that the Company has acquired the assets of CNET Networks' Private Wire business, a financial channel solution for Web sites and print publications.

"This agreement represents one of the most important milestones in the history of our Company," said Wing Yu, CEO of FinancialContent. "The acquisition is expected to strengthen our position among online media companies, and we are also very excited about the long-term strategic prospects of our relationship with CNET Networks."

The transaction will add as many as 100 customer deployments to FinancialContent's client base, and is expected to be accretive to earnings. The management team of FinancialContent believes that the transaction will enable the Company to significantly increase its revenues and to generate cash-flow positive operations for the quarter ending September 30, 2003.

"By selling Private Wire to FinancialContent, we are ensuring that the product's established customer base will receive an upgrade path to a superior solution for online financial data and tools," said Max Mead, Associate Vice President of Corporate Development for CNET Networks. "In fact, we are using FinancialContent to power our own CNET News.com Investor Channel, demonstrating our confidence in their solution."

"FinancialContent is committed to providing Private Wire clients with a smooth, uninterrupted migration and the same level of reliability and customer service that they have come to expect from CNET Networks," added Mr. Yu.

Under the arrangement, CNET Networks will also be a marketing partner for FinancialContent's services. See related announcement "CNET Networks Engages FinancialContent to Power Investor Channel."

Consideration was paid in a combination of cash and stock, and upon completion of the migration, CNET Networks is expected to have an equity stake of up to 20% in FinancialContent, Inc. Details of the acquisition terms will be furnished to the public in an upcoming FinancialContent filing with the Securities and Exchange Commission (SEC).

A pioneer in online content integration, FinancialContent, Inc. is the industry's leading content solution provider offering a full suite of financial data deployable through an interactive online platform. FinancialContent's flagship product, Studio 3.0, is winning rave reviews for the software's ease of use and speed of deployment. To arrange for an evaluation of Studio 3.0, please contact Stephen Malaster at 650-837-9850 or info@financialcontent.com.

About FinancialContent, Inc.

FinancialContent is a leading content solution provider specializing in the integration and delivery of financial data and tools into web sites and corporate intranets. The Company's mission is to empower its clients with the ability to customize and manage their own deployments. With over 150 deployments worldwide, FinancialContent is rapidly growing its client base to include banks, brokerages, credit unions, and application service providers, as well as diversified media businesses and Fortune 500 companies. For more information, please visit www.financialcontent.com.

This news release may contain forward-looking statements made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. While these statements are meant to convey to the public the company's progress, business opportunities and growth prospects, readers are cautioned that such forward-looking statements represent management's opinion. While management believes such representation to be true and accurate based on the information available to the company, actual results may differ materially from those described. The company's operations and business prospects are always subject to risks and uncertainties. Important facts that may cause actual results to differ are set forth in FinancialContent, Inc.'s periodic filings with the U.S. Securities and Exchange Commission.

Contact:

Wing Yu
650-837-9850
ir@financialcontent.com

Martha Papalia
617/225-3340
Martha.papalia@cnet.com

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